DNB FINANCIAL CORPORATION
             MINUTES OF BOARD RESOLUTIONS ADOPTED FEBRUARY 27, 2002

     Employment Agreement - Mr. Latoff, a member of the Corporate Development Committee, reported the committee's desire to approve a change in Mr. Thorne's Employment Agreement which would increase the severance payment to 2.99 times the higher of (i) Mr. Thorne's base salary immediately prior to the change in control or (ii) his base salary at the time of termination, and provided that such increase would be self-operative without need of any formal agreement or amendment.

     On a motion made by Mr. Greenleaf and seconded by Mr. Jameson, the agreement was approved.

                          -----------------------------

                            DOWNINGTOWN NATIONAL BANK
             MINUTES OF BOARD RESOLUTIONS ADOPTED FEBRUARY 27, 2002


     Employment Agreement - Mr. Latoff, a member of the Corporate Development Committee, reported the committee's desire to approve a change in Mr. Thorne's Employment Agreement which would increase the severance payment to 2.99 times the higher of (i) Mr. Thorne's base salary immediately prior to the change in control or (ii) his base salary at the time of termination, and provided that such increase would be self-operative without need of any formal agreement or amendment.

     On a motion made by Mr. Greenleaf and seconded by Mr. Jameson, the agreement was approved.